SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                 August 24, 2001
                                 ---------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

              3 High Ridge Park, Stamford, CT                    06905
          --------------------------------------------          --------
           (Address of principal executive offices)            (Zip Code)

                                 (203) 614-5600
                                 ---------------
              (Registrant's telephone number, including area code)

                           No change since last report
                           ---------------------------
             (Former name or address, if changed since last report)

Item 5.  Other Events.

               We filed an application for listing our Class A Common Stock on the Nasdaq SmallCap Market because it no longer meets the criteria for inclusion on the Nasdaq National Market System. As part of that application process Citizens Communications converted 25,283,688 shares of our Class B Common Stock that it owned into the same number of shares of our Class A Common Stock. As of August 24, 2001, Citizens Communications is the direct beneficial owner of 27,571,332 shares of Class A Common Stock, which in the aggregate constitute approximately 78.78% of the outstanding shares of the Class A Common Stock. Citizens Communications continues to hold 15,881,312 shares of our Class B Common Stock. Together Citizens Communications owns shares with voting rights equal to 96.17% of the vote.

Item 7.  Financial Statements, Exhibits

         (c) Exhibits

               99.1 Press Release of Electric Lightwave, Inc. released August 27, 2001 announcing Citizens Communications' conversion of 25,283,688 shares of our Class B Common Stock into Class A Common Stock on a one for one basis.

Contact:
Brigid M. Smith, Assistant Vice President
Corporate Communications
(203) 614-5042
bsmith@czn.com

                        ELECTRIC LIGHTWAVE, INC. REPORTS
                     CONVERSION OF ITS CLASS B COMMON STOCK

Stamford, Conn., August 27, 2001 - Electric Lightwave, Inc. (NASDAQ:ELIX) today reported the conversion by Citizens Communications Company of 25.3 million shares of its Class B Common Stock into the same number of shares of its Class A Common Stock.

ELI has filed an application for its listing to be transferred to the Nasdaq SmallCap Market. As part of the application process, Citizens Communications converted approximately 25.3 million shares of ELI's Class B Common Stock into the same number of shares of ELI's Class A Common Stock. Listing on Nasdaq's SmallCap Market requires that the market capitalization of ELI's Class A Common Stock be at least $35 million.

About Electric Lightwave, Inc.
Electric Lightwave, Inc. is a facilities-based competitive local exchange carrier providing Internet, data, voice and dedicated access services to communications-intensive businesses and the e-commerce market. The company owns and operates high-speed fiber-optic networks that interconnect major markets in the West and operates a leading national Internet and data network. The company is 85 percent owned by Citizens Communications (NYSE:CZN, CZB). More information about Electric Lightwave, Inc. may be found at www.eli.net.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. All forward-looking statements are only predictions or statements of current plans, which are constantly under review by Electric Lightwave (the company). All forward-looking statements may differ from actual future results due to, but not limited to, changes in the local and overall economy, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal and regulatory policy, relations with Incumbent Local Exchange Carriers (ILECs) and their ability to provide delivery of services including interoffice trunking, implementation of back office service delivery systems, the company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the company's target markets. Readers should consider these important factors in evaluating any statement contained herein and/or made by the company or on its behalf. The company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.

                                   Signature
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            ELECTRIC LIGHTWAVE, INC.
                            ------------------------
                                  (Registrant)



                    By: /s/ Robert J. Larson
                      -------------------------------------------
                             Robert J. Larson
                             Vice President and Chief Accounting Officer


Date: August 28, 2001